UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 11, 2021 (the “Closing Date”), Conversion Labs, Inc., a Delaware corporation (the “Company”), consummated the closing of a private placement offering (the “Offering”), whereby pursuant to the securities purchase agreement (the “Purchase Agreement”) entered into by the Company and certain accredited investors on February 11, 2021 (each an “Investor” and collectively, the “Investors”) the Investors purchased 608,696 shares of the Company’s common stock par value $0.01 per share (the “Common Stock”), at a purchase price of $23.00 per share for aggregate gross proceeds of $14,000,008.00 (the “Purchase Price”).

The Purchase Price was funded on the Closing Date and resulted in net proceeds to the Company of approximately $13.4 million after deducting fees payable to the placement agent and other estimated offering expenses payable by the Company.

BTIG, LLC (the “Placement Agent”) acted as exclusive placement agent for the Offering and received cash compensation equal to 3% of the Purchase Price.

Registration Rights Agreement

On February 11, 2021, in connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to use its reasonable best efforts to register the resale of the Shares by the Investors on Form S-1 to be filed with the Securities and Exchange Commission (‘SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), within 60 business days from the Closing Date, and to use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable, but not later than 120 days from the Closing Date (or 150 days from the Closing Date in the event that such registration statement is subject to a full review by the SEC).

The foregoing provides only brief descriptions of the material terms of the Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement and the Registration Rights Agreement filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Shares referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Investors, in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each of the Investors has represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

Item 8.01 Other Events.

On February 12, 2021, the Company issued a press release announcing the Offering. A Copy of the press release is filed hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated February 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS INC..

Date: February 12, 2021	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer